UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2005

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 9, 2005, on the recommendation of the independent members of the Nominating and Governance Committee of the Board of Directors of D.R. Horton, Inc., the Board elected Michael W. Hewatt as a member of the Board, a member of its Audit Committee and a member of its Nominating and Governance Committee. The Board determined that Mr. Hewatt is independent under its own independence standards and the independence standards of the New York Stock Exchange. The addition of Mr. Hewatt to the Board brings the number of independent members serving on the Board to five while the number of management members serving on the Board remains at three.
Mr. Hewatt is the owner of Hewatt & Associates, CPAs, an auditing and tax services firm. He received his B.B.A. in accounting from Texas Christian University in 1971 and has been a certified public accountant since 1973. Mr. Hewatt is also a member of the American Institute of Certified Public Accountants (AICPA), the AICPA’s Peer Review Program, former member of the board of directors of the Texas Society of Certified Public Accountants and former President of the Texas Society of Certified Public Accountants – Fort Worth Chapter.
No arrangement or understanding exists between Mr. Hewatt and any other persons pursuant to which Mr. Hewatt was selected as a director. Mr. Hewatt has no transactions to report in which he has or has had a direct or indirect material interest and to which the Company is or was a party.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

August 11, 2005	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President & Chief Financial Officer